UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2011

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33291 (Commission File Number)	33-0830300 (I.R.S. Employer Identification No.)

10110 Sorrento Valley Road, Suite C
San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 909-0736

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 11, 2011, Optimer Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. as representative of the several underwriters named therein  (the “Underwriters”) relating to the issuance and sale of 6,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).  The price to the public in this offering is $11.25 per share and the Underwriters have agreed to purchase the shares from the Company at a price of $10.63125 per share. The net proceeds to the Company from this offering are expected to be approximately $63.5 million, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The offering is expected to close on or about February 16, 2011, subject to customary closing conditions. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 900,000 shares of Common Stock to cover overallotments, if any.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-163606) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement thereunder.  The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.  A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

On February 11, 2011, the Company issued a press release announcing the pricing of the offering. A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 11, 2011.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press release dated February 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

Dated: February 11, 2011	By:	/s/ John D. Prunty
John D. Prunty
Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 11, 2011.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press release dated February 11, 2011.